Exhibit 10.34

Maximum Amount Guarantee Contract

(Applicable to third-party guarantee)

[Unofficial English Translation]

No.: BL-ZGEBZ-2020-098

Party A (Creditor): TCL Commercial Factoring (Shenzhen) Co., Ltd.

Legal Representative: Li Jian

Address: F37, Pearl River Tower, No.15 Zhujiang West Road, Tianhe District, Guangzhou, Guangdong Province

Party B (Guarantor): Bao Minfei

Unified social credit code/ID number: 510402197304140958

Legal Representative:

Address: F7, Block A, Building 5, Software Industry Base, No.1006 Keyuan Road, Nanshan District, Shenzhen

Contact information: 0755-86512180

Whereas:

Party A and Guizhou United Time Technology Co., Ltd. (hereinafter referred to as " the Applicant") will sign one or more Domestic Factoring Contract with Recourse and its annexes (hereinafter referred to as "the Contract") from January 1, 2020 to January 1, 2022. Party A agrees to provide factoring services for the Applicant.

Party B agrees to provide the maximum joint liability guarantee for the creditor's rights of Party A to the Applicant in accordance with the Contract to protect the rights and interests of Party A.

Party A and Party B enter into the Contract through fair consultation in accordance with the Contract Law of the People's Republic of China, the Guarantee Law of the People's Republic of China and other relevant laws, regulations and rules to clarify the rights and obligations of Party A and Party B.

Article 1 Interpretation

1.1 Master Contract: Refers to the Domestic Factoring Contract with Recourse and its annexes signed by Party A and Guizhou United Time Technology Co., Ltd. between January 1, 2020 to January 1, 2022 on JDH platform (the website established and operated by JDH Information Tech (Guangzhou) Co., Ltd., URL: www.jdh.com.cn (including the second-level domain names) and the mobile applications that have been developed and will be developed from time to time to perform some or all functions of the above website).

1.2 Primary Debtor: Guizhou United Time Technology Co., Ltd.

Article 2 The Maximum Amount of Secured Principal Creditor's Rights and the Period During Which the Principal Creditor's Rights Occur

2.1 According to the Contract, the maximum guarantee amount of Party B for the principal of factoring financing is RMB 4,000,000.00, (in words) RMB four million only.

1

2.2 The maximum guarantee amount is not set for the principal creditor's rights except for the principal of factoring financing as agreed in Article 3 of the Contract, and Party B bears joint guarantee liabilities for these principal creditor's rights.

2.3 The principal creditor's right occurs from January 1, 2020 to January 1, 2022.

Article 3 Principal Creditor's Right

Principal creditor's rights include but are not limited to:

(1) All contract-related creditor's right against the Debtors under the master contract from January 1, 2020 to January 1, 2022.

(2) All contract-related creditor's rights include but are not limited to factoring financing principal, interest, management fee, handling fee, liquidated damages, compensation and all expenses incurred by creditors in realizing creditor's rights under the master contract.

(3) All expenses incurred by creditors in realizing their creditor's rights include but are not limited to expediting charges, legal fees, preservation costs, execution costs, announcement costs, attorney costs, travel expenses, notarization fees, appraisal fees, preservation guarantee fees and preservation insurance fees.

Article 4 Guarantee Period

4.1 Three years after the due date of each specific debt under the master contract; If the creditor declares that a specific debt is due in advance according to the terms of the main contract, the guarantee period of the specific debt shall be three years from the next day of the advanced due date of the specific debt.

4.2 The guarantee period of each specific debt is calculated separately. If any specific debt is extended, the guarantee period will be extended for three years from the next day after the expiration of the extended guarantee period.

Article 5 Determination of Secured Creditor's Rights

5.1 Under the following circumstances, the secured creditor's rights under the Contract are determined:

(1) The occurrence period of the principal creditor's rights agreed in Article 2 of the Contract expires;

(2) The date when the factoring contract is dissolved, expired or deemed invalid;

(3) Other circumstances specified in laws.

5.2 The secured creditor's rights under the Contract are determined and have the following effects:

(1) When the secured creditor's rights are determined, the creditor's rights under the master contract that are not paid off fall into the scope of the secured creditor's rights regardless of whether the performance period of the creditor's rights has expired or whether conditions are attached;

(2) From the date when the secured creditor's rights are determined and until all the secured creditor's rights are paid off, if the applicant fails to fulfill its debt repayment obligations as agreed, the creditor has the right to demand the guarantor to assume the guarantee responsibility.

2

Article 6 Party B's Statements, Warranties and Obligations

6.1 If Party B is a natural person, it shall have full capacity for civil rights and full capacity for civil conduct, and have obtained the consent of spouse (if any) for providing guarantee to Party A.

6.2 If Party B is a non-natural person, it shall possess the qualification to become an entity-guarantor according to Chinese laws, and can provide external guarantee. Moreover, the signing of the Contract by Party B has been approved by Party B's superior department or the Board of Directors, shareholders' (general) meeting and other departments of Party B in accordance with the provisions of laws and the company’s articles of association, and all necessary authorizations have been obtained.

6.3 Party B promises to sign and perform the Contract, without violating any regulations or agreements binding on Party B and its assets, any guarantee agreements signed between Party B and other party, or any other documents, agreements or commitments binding on Party B.

6.4 Party B knows and agrees to all terms and conditions of the master contract, voluntarily provides guarantee for the Applicant, and performs joint and several liquidation obligations according to the Contract.

6.5 Party B has sufficient ability to undertake the guarantee responsibility under the Contract, which will not be reduced or forgiven due to any directive, change of financial situation or any agreement signed with any organization.

6.6 Party B undertakes to perform the guarantee obligation within three working days after receiving the written notice from the creditor requesting him to undertake the guarantee responsibility.

6.7 Within the validity period of the Contract, Party B shall notify Party A in writing within three days when any of the following circumstances occurs:

6.7.1 Party B's financial or operating conditions deteriorate or Party B is involved in major commercial disputes;

6.7.2 If Party B is a natural person, Party B's assets are sealed up, confiscated, frozen or enforced or damaged or lost for other reasons;

6.7.3 If Party B is a non-natural person, Party B is declared bankrupt, discontinued, closed, dissolved, temporarily detained or revoked the license, revoked the business license, and its major assets are sealed up, confiscated, frozen or enforced or damaged or lost for other reasons;

6.7.4 Other events occurred to Party B which may affect or cause it to lose guarantee ability.

6.8 Without the written consent of Party A, Party B shall not assign the rights and obligations hereunder to a third party.

6.9 All documents and materials provided by Party B to Party A are legal, accurate, true, complete and valid.

6.10 If Party B is a natural person, all obligations and joint liabilities of Party B under the Contract are continuous and have full binding force on its successors. They are not subject to any dispute, claim, any order from of legal procedure, any contract and document signed between the Applicant and any natural person or legal person, and do not vary due to the bankruptcy of the Applicant, inability to repay debts, loss of enterprise qualification, change of articles of association and any essential changes.

3

6.11 If Party B is a non-natural person, all obligations and joint liabilities of Party B under the Contract are continuous, and have full binding force on its successors, receivers, assignees and their merged, reorganized and renamed subjects. They are not subject to by any dispute, claim, any order from of legal procedure and superior units, any contract and document signed between the Applicant and any natural person or legal person, and do not vary due to the bankruptcy of the Applicant, inability to repay debts, loss of enterprise qualification, change of articles of association and any essential changes.

6.12 Party B promises to give up the right of defense enjoyed by the Applicant against the primary debt that can be exercised against Party A as stipulated in Article 20 of the Guarantee Law of the People's Republic of China.

Article 7 Rights and Obligations of Party A

7.1 Party A has the right to demand Party B to provide credit report and other materials reflecting its credit status at any time.

7.2 If the term of any principal creditor's right against the Applicant under the master contract expires, Party A shall have the right to demand Party B to bear joint and several guarantee liabilities according to the Contract.

7.3 When Party A signs a specific business contract (or agreement) with the Applicant according to the master contract, it is not necessary to notify Party B.

7.4 Party A has the right to assign all or creditor's rights under the master contract to a third party.

Article 8 Liability for Breach of Contract

8.1 In case of any of the following circumstances, Party B shall be deemed to be in breach of the Contract:

8.1.1 Party B fails to perform the guarantee responsibility in time as agreed in the Contract;

8.1.2 Party B's representations and warranties made in the Contract are untrue or Party B violates its commitments made in the Contract;

8.1.3 The event mentioned in Article 6.7 of the Contract occurs, which seriously affects Party B's financial status and performance ability;

8.1.4 Party B violates other terms on the rights and obligations of the parties in the Contract;

8.1.5 Party B defaults under other contracts with Party A or affiliated institutions of the Applicant.

8.2 When the default event specified in the preceding paragraph occurs, Party A is entitled to respectively or simultaneously adopt the following measures depending on specific circumstance:

8.2.1 Party A demands Party B to correct its breach of contract within a definite time.

8.2.2 Ask Party B to compensate the losses suffered by the Creditor due to Party B’s breach of contract;

8.2.2 Other measures that Party A considers necessary.

4

Article 9 Effectiveness, Change, Cancellation and Termination of the Contract

9.1 The Contract shall become effective upon being signed and sealed by the legal representatives or authorized representatives of both parties.

9.2 After the Contract comes into effect, either party shall not change or terminate it without authorization. Where it is required to change or terminate the Contract, both parties shall reach written agreement through consultation. The Contract shall remain valid until a written agreement is reached.

9.3 The Contract is independent of the Master Contract, and shall not become invalid due to the invalidity of the Master Contract. If the Master Contract is deemed invalid, Party B shall bear joint and several liability for the debts incurred by the Creditor of the Master Contract due to the return of property or compensation for losses.

Article 10 Dispute Resolution

The law of the People’s Republic of China shall apply to the establishment, effectiveness, interpretation, performance and dispute resolution of the Contract. Both Parties shall settle the disputes and controversies arising from or related to the Contract through negotiation. If negotiation fails, such disputes or controversies shall be settled according to the method specified in the Master Contract.

During the dispute resolution period, other articles of the contract shall be performed continuously during the period if the dispute does not affect their performance.

Article 11 Notice

11.1 All notices, requirements or other correspondence under the Contract shall be made in writing and sent to the relevant parties through the following addresses or emails:

Party A: TCL Commercial Factoring (Shenzhen) Co., Ltd.

Contact:

Address: FL37, Pearl River Tower, No.15 Zhujiang West Road, Tianhe District, Guangzhou, Guangdong Province

Tel.:

E-mail:

Party B: Bao Minfei

Address: FL7, Block A, Building 5, Software Industry Base, No.1006 Keyuan Road, Nanshan District, Shenzhen

Tel: 0755-86512180

E-mail:

11.2 Any notice, request or other correspondence sent to the relevant parties at the above address under the Contract shall be deemed to have been delivered:

11.2.1 If it is sent by letter, it will be deemed as delivered when it is actually delivered to the relevant address;

11.2.2 If it is sent by mail, it will be deemed as delivered on the date when the specific system sends the mail;

5

11.3 Unless otherwise agreed, the address specified in Article 11.1 shall be the contact address. When the contact address is changed, the other party shall be notified in writing in time. Such changes will not take effect until the Creditor has recorded them correctly.

11.4 The Guarantor specially acknowledges and agrees with the Creditor that the address and contact information under the Contract can be regarded as the address and contact information for services of process or arbitration proceedings. The Guarantor shall ensure that all legal documents of the creditor can be served through the contact address and number under the Contract, and shall not raise defense on the grounds that the address and contact information become invalid.

Article 12 Counter Guarantee

If Party B signs a counter-guarantee contract with the factoring applicant for the Contract, the counter-guarantee contract shall not infringe any rights and interests of Party A. When Both Parties are in the same order when recovering debt from the Applicant due to the counter-guarantee contract, Party A shall have the right to take priority over Party B.

Without Party A's written consent, Party B shall not require the Applicant to set up counter-guarantee in the form of property mortgage or pledge for Party B's obligations under the Contract.

Article 13 Miscellaneous

13.1 That Party A fails to exercise or partially exercises or delays exercising any right under the Contract shall not constitute the abandonment or modification of the right or other rights and shall not affect its further exercise of the right or other rights.

13.2 Any tolerance, period extension, or permit for delay in performing any rights under the contract granted by Party A to Party B, shall not affect any rights of Party A as per the contract and relevant laws and regulations, and shall not be deemed as Party A's waiving of rights under the contract.

13.3 Any invalid or non-executable article of the Contract shall not affect the validity or enforceability of other articles and shall not affect the effectiveness of the Contract as a whole.

13.4 The Contract is made in duplicate, one for each Party, and each copy shall have equal legal effect.

Party A has taken reasonable measures to draw Party B's attention to the clauses exempting or limiting Party A's liabilities under the Contract, and fully explained the relevant clauses as required by Party B. Both Parties have no objection to the understanding of all terms and conditions of the Contract.

(No text below)

6

(No text on this page. It is the signature page of the Maximum Guarantee Amount Contract - No. BL-ZGEBZ-2020-098)

Party A: TCL Commercial Factoring (Shenzhen) Co., Ltd. (Seal Affixed)

Legal Representative (or Authorized Representative):

MM/DD/YYYY

Party B: Bao Minfei

Legal Representative (or Authorized Representative): /s/Bao Minfei (with fingerprints)

MM/DD/YYYY

7